UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, the Board of Directors (the “Board”) of Outset Medical, Inc. (the “Company”) determined to increase the size of the Board from six (6) directors to seven (7) directors and appointed Catherine Szyman as a new member of the Board and as a member of the Compensation Committee of the Board, with such appointment to be effective immediately. Ms. Szyman’s term of office as a class III director will expire at the Company’s 2023 annual meeting of stockholders or until her successor has been elected and qualified or her earlier death, resignation or removal. The Board has determined that Ms. Szyman is an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of the Nasdaq stock market.

Ms. Szyman, age 54, has served as Corporate Vice President of Critical Care at Edwards Lifesciences Corporation, a global medical technology company, since January 2015, and on the board of directors of Inari Medical, Inc., a medical device company, since November 2019.  She also currently serves on the board of directors of Endotronix, a private medical device company, on the board of directors of the American Heart Association of Orange County, and on the board of governors at Opus College of Business at the University of St. Thomas.  Ms. Szyman worked at Medtronic from August 1991 to December 2014 in various leadership roles, including Senior Vice President and President of Global Diabetes, Senior Vice President of Corporate Strategy and Business Development, Vice President and General Manager for the endovascular business and Vice President of Finance for the vascular business.  Ms. Szyman holds a B.A. from the University of St. Thomas and an M.B.A. from Harvard Business School.  The Board believes that Ms. Szyman is qualified to serve on the Board because of her experience in leadership and management roles at medical technology companies as well as her experience as a board member in the medical technology industry.

Ms. Szyman will be compensated in a manner consistent with the Company’s other non-employee directors, as described under the heading “Non-Employee Director Compensation Policy” in the Company’s definitive proxy statement filed with the SEC on April 21, 2021.

There are no arrangements or understandings between Ms. Szyman and any other persons pursuant to which she was appointed as a director. Furthermore, there are no transactions in which Ms. Szyman has an interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On May 24, 2021, the Company issued a press release announcing the appointment of Ms. Szyman.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: May 24, 2021	By:	/s/ John Brottem
John Brottem
General Counsel